Exhibit 23.5
Consent to be Named as Director Nominee
I hereby consent to be named as a nominee to the board of directors of Discovery Communications, Inc., in its Registration Statement on Form S-4 and any and all amendments and supplements thereto, to be filed with the Securities and Exchange Commission, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ David M. Zaslav David M. Zaslav
Dated: July 18, 2008